6.0% Cumulative Conv. Preferred Stock
                                                  Filed pursuant to 424 (b) (3)
                                                    Registration No. 333-104394

                                4,600,000 SHARES

                                       OF

                          CHESAPEAKE ENERGY CORPORATION

                  6.00% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                     (LIQUIDATION PREFERENCE $50 PER SHARE)

                                       AND

                                  COMMON STOCK,

                           (PAR VALUE $.01 PER SHARE)



                           PROSPECTUS SUPPLEMENT NO. 11
                             DATED NOVEMBER 15, 2004
                       TO PROSPECTUS DATED OCTOBER 1, 2003



         The selling securityholders table on pages 31 through 35 of the prospectus is amended by this supplement no. 11 to read as follows.

                                                  Number of                 Number of                               Number of
                                                  Shares of                 Shares of                               Shares of
                                                  Preferred     Number of   Preferred    Number of     Number of    Common Stock
                                                    Stock       Shares of   Stock to be  Shares of     Shares of    to be Owned
                                                 Beneficially   Preferred   Owned After  Common Stock Common Stock    After
                                                 Owned Prior   Stock Being  Completion  Beneficially    Being       Completion
                                                   to the        Offered      of the    Owned Prior to  Offered       of the
  Name                                            Offering       Hereby      Offering     Offering      Hereby       Offering*

Aftra Health Fund                                       2,000       2,000           0        9,721      9,721            0
AIG/National Union Fire Insurance                       5,700       5,700           0       27,705     27,705            0
Alexiann Brothers Medical Center                        2,500       2,500           0       12,151     12,151            0
Aloha Airlines Non-Pilots Pension Trust                 1,700       1,700           0        8,263      8,263            0
Aloha Pilots Retirement Trust                             875         875           0        4,253      4,253            0
Alpine Associates                                     121,950     121,950           0      592,738    592,738            0
Alpine Partners, L.P.                                  16,200      16,200           0       78,740     78,740            0
Alta Partners Discount Convertible Arbitrage
 Holdings LTD                                          85,000      85,000           0      413,143    413,143            0
Alta Partners Holdings LDC                             77,200      77,200           0      375,231    375,231            0
Amaranth LLC                                           55,250      55,250           0      268,543    268,543            0
American Century Capital Portfolios, Inc. -
 Small Cap Value Fund                                  50,000      50,000           0      243,025    243,025           0
American Skandia Trust                                 10,800      10,800           0       52,493     52,493           0
Argent Classic Convertible Arbitrage (Bermuda)
 Fund, Ltd.                                           180,020     180,020           0    2,260,700    874,987    1,385,713
Argent Classic Convertible Arbitrage Fund, L.P.        54,800      54,800           0      776,004    266,355      509,649
Argent Classic Convertible Arbitrage Fund II, L.P.     14,562      14,562           0      229,960     70,779      159,182
Argent LowLev Convertible Arbitrage Fund LLC           26,300      26,300           0      410,298    127,831      282,467
Argent LowLev Convertible Arbitrage Fund II, LLC       2,600        2,600           0       12,637     12,637           0
Argent LowLev Convertible Arbitrage Fund LTD           85,600      85,600           0      630,344    416,059      214,286
Arkansas Teachers Retirement                           45,235      45,235           0      219,865    219,865            0
Attorney's Title Insurance Fund                         1,375       1,375           0        6,683      6,683            0
B.C. McCabe Foundation                                  3,800       3,800           0       18,470     18,470            0
B.G. I. Global Investors, c/o Forest
 Investment Mgmt., L.L.C.                               6,800       6,800           0       33,051     33,051            0
Bancroft Convertible Fund, Inc.                        12,500      12,500           0       60,756     60,756            0
Baptist Health of South Florida                         8,610       8,610           0       41,849     41,849            0
Bear, Stearns & Co., Inc.                               5,000       5,000           0       24,303     24,303            0
Boilermakers Blacksmith Pension Trust                   4,925       4,925           0       23,938     23,938            0
BP Amoco PLC Master Trust                              11,556      11,566           0       56,168     56,168            0
C & H Sugar Company, Inc.                               2,200       2,200           0       10,693     10,693            0
Calamos Market Neutral Fund-Calamos Investment
 Trust                                                 70,000      70,000           0      340,235    340,235            0
CGNU Life Fund                                         15,000      15,000           0       72,908     72,908            0
Class C Trading Company, Ltd.                           7,000       7,000           0       34,024     34,024            0
Commercial Union Life Fund                             20,000      20,000           0       97,210     97,210            0
Conseco Fund Group - Convertible Securities Fund        2,000       2,000           0        9,721      9,721            0
Convertible Securities Fund                             1,350       1,350           0        6,562      6,562            0
Credit Suisse First Boston, L.L.C.                     18,915      18,915           0       91,936     91,936            0
Daimler Chrysler Corp. Emp. #1 Pension Plan
  dtd 4/1/89                                           41,600      41,600           0      202,197    202,197            0
DBAG London                                           487,843     487,843           0    2,890,641  2,371,161      519,480
Delaware PERS                                           5,475       5,475           0       26,611     26,611            0
Drury University                                          350         350           0        1,701      1,701            0
Ellsworth Convertible Growth and Income Fund, Inc.     12,500      12,500           0       60,756     60,756            0
Engineers Joint Pension Fund                            4,370       4,370           0       21,240     21,240            0
Equitec Group LLC                                      15,000      15,000           0       72,908     72,908            0
F.R. Convt. Sec. Fn.                                      575         575           0        2,795      2,795            0
Family Service Life Insurance Co.                       4,000       4,000           0       19,442     19,442            0
Fidelity Destiny Portfolio: Destiny II                194,800     194,800           0      946,825    946,825            0
Fidelity Financial Trust: Fidelity Convertible
Securities Fund                                        31,400      31,400           0      152,620    152,620            0
Fidelity Hastings Street Trust: Fidelity
Contra Fund II                                         29,000      29,000           0      789,255    140,955      648,300
Forest Fulcrum Fund, LLP                               17,100      17,100           0       83,115     83,115            0
Forest Global Convertible Fund Series A-5              76,500      76,500           0      371,828    371,828            0
Forest Multi-Strategy Master Fund SPC, on behalf of
 Series F, Multi Strategy Segregated Portfolio          9,400       9,400           0       45,689     45,689            0
Franklin and Marshall College                           3,500       3,500           0       17,012     17,012            0
Gasner Investor Holdings Ltd.                          17,000      17,000           0       82,629     82,629            0
Guardian Life Insurance Co.                           126,000     126,000                  612,423    612,423            0
Guardian Pension Trust                                 10,000      10,000           0       48,605     48,605            0
Guggenheim Portfolio Co. XV, L.L.C.                    20,000      20,000           0       97,210     97,210            0
Hawaiian Airlines Employees Pension Plan-IAM              625         625           0        3,038      3,038            0
Hawaiian Airlines Pension Plan for Salaried
 Employees                                                100         100           0          486        486            0
Hawaiian Airlines Pilots Retirement Plan                1,500       1,500           0        7,291      7,291            0
HFR TQA Master Trust c/o TQA Investors, L.L.C.         10,350      10,350           0      115,241     50,306       64,935
Hillbloom Foundation                                      700         700           0        3,402      3,402            0
Hotel Union & Hotel Industry of Hawaii Pension Plan     5,118       5,118           0       24,876     24,876            0
ICI American Holdings Trust                             1,250       1,250           0        6,076      6,076            0
ING American Century Small Cap Value Portfolio            900         900           0        4,374      4,374            0
ING Convertible Fund                                   15,000      15,000           0       72,908     72,908            0
ING VP Convertible Port                                   150         150           0          729        729            0
Intl. Truck & Engine Corp
  Non Contributory Retirement Plan Trust                9,100       9,100           0       44,231     44,231            0
Intl. Truck & Engine Corp
  Retirement Plan for Salaried Employee's Trust        13,800      13,800           0       67,075     67,075            0
Jefferies & Company Inc.                              110,000     110,000           0      534,655    534,655            0
JMG Capital Partners, L.P.                            176,807     176,807           0      859,370    859,370            0
JMG Triton Offshore Fund Ltd.                         261,343     261,343           0    1,270,258  1,270,258            0
KD Convertible Arbitrage Fund L.P.                     73,000      73,000           0      354,817    354,817            0
Kellogg Capital Group, L.L.C.                          30,000      30,000           0      145,815    145,815            0
Key Span Foundation                                     1,150       1,150           0        5,590      5,590            0
LDG Limited                                            10,350      10,350           0      115,241     50,306       64,935
Lincoln National Convertible Securities Fund           10,000      10,000           0       48,605     48,605            0
LLT Limited                                             7,700       7,700           0       58,854     37,426       21,429
Lord Abbett Investment Trust - LA Convertible
 Fund                                                   6,000       6,000           0       29,163     29,163            0
Lord Abbett Series Fund, Inc. Bond Debenture            4,100       4,100           0       19,928     19,928            0
Lyxor Master Fund, c/o Argent/LowLev CB                33,000      33,000           0      225,332    160,397       64,935
Lyxor Master Fund, c/o Forest Investment
 Mgmt., L.L.C.                                         34,100      34,100           0      165,743    165,743            0
Mainstay Convertible Fund                              22,600      22,600           0      109,847    109,847            0
Mainstay VP Convertible Portfolio                       9,100       9,100           0       44,231     44,231            0
McMahan Securities Co., L.P.                           46,400      46,400           0      225,527    225,527            0
Merrill Lynch Insurance Group Bond Debenture              500         500           0        2,430      2,430            0
Met Investors Bond Debenture Fund                      50,000      50,000           0      243,025    243,025            0
Met Investors Series Trust Bond Debenture              27,000      27,000           0      131,234    131,234            0
Morgan Stanley & Co. Incorporated                     139,525     139,525           0    2,737,863    678,161    2,059,702
MSS Convertible Arbitrage 2                               100         100           0          486        486            0
National Fuel & Gas Company Retirement Plan             2,850       2,850           0       13,852     13,852            0
Nations Convertible Securities Fund                   173,650     173,650           0      844,026    844,026            0
New York Life Insurance Company                        35,800      35,800           0      174,006    174,006            0
New York Life Separate Account No. 7.                     500         500           0        2,430      2,430            0
Nicholas Applegate Capital Management Conv.
 Income Fund                                          259,801     259,801           0    1,262,763  1,262,763            0
Nicholas Applegate Capital Management Conv.
Mutual Fund                                             9,170       9,170           0       44,571     44,571            0
Nicholas Applegate Capital Management Convert
 & Income 2                                           218,500     218,500           0    1,062,019  1,062,019            0
Norwich Union Life & Pensions                          30,000      30,000           0      145,815    145,815            0
NSTAR Pension Plan                                      2,000       2,000           0        9,721      9,721            0
Nuveen Preferred and Convertible Fund JQC             105,000     105,000           0      510,353    510,353            0
Oxford, Lord Abbett & Co.                              34,000      34,000           0      165,257    165,257            0
Phoenix Lord Abbett Bond Debenture Fund                   200         200           0          972        972            0
Physicians Life                                         2,375       2,375           0       11,544     11,544            0
Privelege Portfolio 81CAV                              50,000      50,000           0      243,025                       0
Prudential Insurance Co. of  America                      325         325           0        1,580      1,580            0
Putnam Convertible Income - Growth Fund               101,000     101,000           0      490,911    490,911            0
Quattro Fund Ltd.                                      40,000      40,000           0      194,420    194,450            0



CHESAPEAKE ENERGY CORPORATION
6.0% Cumulative Conv. Preferred Stock
Supplement No. 11

                                       2

R.B.C. Alternative Assets, L.P.,
 c/o Forest Investment Mgmt., L.L.C.                    6,800       6,800           0       33,051     33,051            0
Radcliffe SPC, Ltd. For and on behalf of the
 Class A Convertible Crossover Segregated
 Portfolio                                             64,000      64,000           0      311,072    311,072            0
Ramius, L.P.                                            3,000       3,000           0       14,582     14,582            0
RCG Baldwin, L.P.                                      10,000      10,000           0       48,605     48,605            0
RCG Halifax Master Fund, LTD.                          10,000      10,000           0       48,605     48,605            0
RCG Latitude Master Fund, LTD.                         75,000      75,000           0      364,538    364,538            0
RCG Multi Strategy A/C L.P.                            75,000      75,000           0      364,538    364,538            0
RCG Multi Strategy Master Fund, LTD.                    8,000       8,000           0       38,884     38,884            0
Relay 11 Holdings, c/o Forest Investment
 Mgmt., L.L.C.                                          4,300       4,300           0       20,900     20,900            0
Salomon Brothers Asset Management, Inc. on behalf of
 CEBT-Comingeld Employee Benefit Trust-
 Capital Structure Arbitrage                            7,851       7,851           0       43,278     38,160        5,118
Salomon Brothers Asset Management, Inc. on behalf of
 GM Employees Global Group Pension Trust                4,215       4,215           0       29,493     20,487        9,006
Salomon Brothers Asset Management, Inc. on behalf of
 GM Welfare Benefits Trust                             12,645      12,645           0       68,710     61,461        7,249
San Diego City Retirement                               9,450       9,450           0       45,932     45,932            0
San Diego County Convertible                           20,620      20,620           0      100,224    100,224            0
Saranac Capital Management L.P. on behalf of
 Citigroup Alternative Investment Diversified
 Arbitrage Strategies Fund LTD                         31,787      31,787           0      194,483   154,501        39,982
Saranac Capital Management L.P. on behalf of
 Citigroup Alternative Investment Enhanced
 Arbitrage Strategies Fund LTD                          8,264       8,264           0       47,642     40,167        7,475
Saranac Capital Management L.P. on behalf of
 Citigroup Alternative Investment Market Neutral
 Arbitrage Fund L.P.                                    9,693       9,693           0       55,047     47,113        7,934
Saranac Capital Management L.P. on behalf of
 Citigroup Alternative Investment QIP Multi
 Strategy Arbitrage Portfolio                         125,545     125,545           0      735,856    610,211      125,645
SG Cowen Securities Corporation                        30,000      30,000           0      145,815    145,815            0
Silver Convertible Arbitrage Fund, LDC                 12,800      12,800           0       62,214     62,214            0
Southern Farm Bureau Life Insurance                     9,375       9,375           0       45,567     45,567            0
Sphinx Convertible Arbitrage Fund SPC                   4,006       4,006           0       19,471     19,471            0
Sphinx Convertible Arbitrage,
 c/o Forest Investment Mgmt., L.L.C.                    2,100       2,100           0       10,207     10,207            0
Standard Pacific Capital                               50,000      50,000           0      243,025    243,025            0
State of Oregon/Equity                                 17,250      17,250           0       83,844     83,844            0
State of Oregon/SAIF Corporation                       54,000      54,000           0      262,467    262,467            0
State Street Bank Custodian for GE Pension Trust       26,800      26,800           0      130,261    130,261            0
Susquehanna Capital Group                             250,000     250,000           0    1,215,125  1,215,125            0
Syngenta AG                                               900         900           0        4,374      4,374            0
Topanga XI                                             43,000      43,000           0      209,002    209,002            0
Total Fina Elf Finance USA, Inc.                        4,600       4,600           0       22,358     22,358            0
TQA Master Fund, LTD                                   34,460      34,460           0      167,493    167,493            0
TQA Master Plus Fund, LTD                              34,490      34,490           0      167,639    167,639            0
UBS O'Connor LLC
 f/b/o O'Connor Global Convertible Arbitrage
 Master Limited                                        50,000      50,000           0      243,025    243,025            0
UBS O'Connor LLC
 f/b/o O'Connor Global Convertible Portfolio            7,500       7,500           0       36,454     36,454            0
UBS Securities, LLC                                    70,650      70,650           0      357,491    343,394       14,097
Univest Convertible Arbitrage Fund Ltd.,
 c/o Forest Investment Mgmt. L.L.C.                     1,407       1,407           0        6,839      6,839            0
US Bank, FBO Benedictine Health Systems                 2,825       2,825           0       13,731     13,731            0
Viacom Inc. Pension Plan Master Trust                     396         396           0        1,925      1,925            0
Wake Forest University                                  6,355       6,355           0       30,888     30,888            0
White River Securities, L.L.C.                          5,000       5,000           0       24,303     24,303            0
WPG Convertible Arbitrage Overseas Master Fund         18,000      18,000           0       87,489     87,489            0
WPG MSA Convertible Arbitrage Fund                      4,500       4,500           0       21,872     21,872            0
Writers Guild Convertible Fund                         77,200      77,200           0      375,231    375,231            0
Wyoming State Treasurer                                11,105      11,105           0       53,976     53,976            0
Xavex Convertible Arbitrage 10 Fund                    19,620      19,620           0      396,661     95,363      301,298
Xavex Convertible Arbitrage 2 Fund                     11,200      11,200           0      158,334     54,438      103,896
Xavex Convertible Arbitrage 4 Fund
 c/o Forest Investment Mgmt. L.L.C.                       800         800           0        3,888      3,888            0
Xavex Convertible Arbitrage 7 Fund
 c/o TQA Investors, LLC                                 5,000       5,000           0       24,303     24,303            0
Xavex Convertible Arbitrage No. 5                       9,000       9,000           0       43,745     43,745            0
Zeneca Holdings Trust                                   1,325       1,325           0        6,440      6,440            0
Zurich Institutional Benchmark Management,
  c/o Quattro Fund                                     10,000      10,000           0       48,605     48,605            0
Zurich Institutional Benchmark Master Fund, LTD        30,705      30,705           0      266,118    149,242      116,877
Zurich Institutional Benchmark Master Fund, LTD
 c/o Argent                                             6,400       6,400           0      119,419     31,107       88,312
Zurich Institutional Benchmarks Master Fund, LTD
 c/o TQA Investors, L.L.C.                             10,350      10,350           0       50,306     50,306            0
Zurich Master Hedge Fund
 c/o Forest Investment Mgmt., L.L.C.                   10,200      10,200           0       49,577     49,577            0


CHESAPEAKE ENERGY CORPORATION
6.0% Cumulative Conv. Preferred Stock
Supplement No. 11

     * Includes common stock issuable upon conversion of Chesapeake's 6.00% Cumulative Convertible Preferred Stock at a conversion rate of 4.8605 shares of common stock per share of preferred stock, common stock issuable upon conversion of Chesapeake's 6.75% Cumulative Convertible Preferred Stock at a conversion rate of 6.4935 shares of common stock per share of preferred stock and Chesapeake's 5.00% Cumulative Convertible Preferred Stock at a conversion rate of 6.0962 shares of common stock per share of preferred stock.

                                       4